                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 15, 2002

                           AUTHENTIDATE HOLDING CORP.
               (Exact name of Registrant as specified in charter)


       Delaware                              0-20190                                14-1673067
(State or other jurisdic-                   (Commission                          (IRS Employer
 tion of incorporation)                     File Number)                        Identification No.)


       2165 Technology Drive, Schenectady, New York                                     12308
         (Address of principal executive offices)                                     (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799



         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As previously reported on Form 8-K, Authentidate Holding Corp. ("AHC") acquired the outstanding stock of Authentidate International, AG previously held by the other shareholders of Authentidate AG. Prior to the acquisition, AHC, through its subsidiary owned 39% of the outstanding stock of Authentidate AG. As a result of the acquisition, AHC now owns 100% of Authentidate AG.

         Pursuant to the Stock Purchase Agreement dated as of March 4, 2002, AHC issued an aggregate of 1,425,875 shares of its common stock to the sellers, and also issued 100,000 common stock warrants with an exercise price of $5.00 per share. In addition, the sellers returned 250,000 common stock warrants previously held by them to purchase AHC at an exercise price of $8.03 per share.

         The parties completed the transaction effective on March 15, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         This Amendment No. 2 to Report on Form 8-K/A has been filed to include the following Pro Forma Financial Statements, as required by Regulation S-X and Form 8-K.

(b)      Pro Forma Financial information.

         Pursuant to Item 7 of Form 8-K, the Company has annexed hereto the Pro Forma financial information consisting of the Unaudited Pro Forma Consolidating Statement of Operations as of June 30, 2002 and the notes to the Unaudited Pro Forma Consolidating Statement of Operations.

(c)      Exhibits

         99.1     Pro Forma Financial Information

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K/A Amendment No. 2 to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2002                     AUTHENTIDATE HOLDING CORP.
                                            (Registrant)

                                            By /s/ Dennis H. Bunt
                                               ---------------------------
                                            Dennis H. Bunt
                                            Chief Financial Officer